Exhibit 99.1
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                                                               [ImproveNet Logo]
CONTACT:
Brian Evans
ImproveNet, Inc
(650) 363-8173
bevans@improvenet.com

                     IMPROVENET AND ETECHLOGIX MERGER UPDATE

REDWOOD CITY, CA, October 10, 2002 - ImproveNet Inc., (OTCBB:IMPV), and eTechLogix, Inc. announced that their merger is continuing to progress to completion. The companies signed an Agreement and Plan of Merger on July 30, 2002 for a business combination whereby a wholly owned subsidiary of ImproveNet will be merged into eTechLogix. As part of the transaction, a cash tender offer will be made for all of the outstanding common stock of ImproveNet. Accordingly, each company has filed a preliminary tender offer statement including a proposed offer to purchase and supporting exhibits with the Securities and Exchange Commission ("SEC"). The tender offer period will not commence until review by the SEC has been completed.

ImproveNet and eTechLogix anticipate that completion of the SEC review followed by the commencement and completion of the tender offer period may not allow the closing to occur by November 30, 2002 as called for in the agreement. Therefore, the companies have executed an amendment to the agreement that extends until December 31st, 2002 the date by which the closing is to occur.

The companies continue to provide joint management and operational support to facilitate the transition and maximize cash available for the tender offer to ImproveNet shareholders.

"We are pleased with the continuing progress of the merger with ImproveNet which has been made possible as a result of the hard work and continued support of our respective employees, customers and partners," said Mr. Rassas, CEO of eTechLogix.

"We continue to be excited about the value that our two companies can create. We are pleased with our progress toward completing our merger on the revised schedule," Mr. Cooper, Chairman of ImproveNet said.

IMPROVENET, INC. ADVISES ITS STOCKHOLDERS TO READ IMPROVENET'S TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS, IMPROVENET, INC. STOCKHOLDERS AND OTHER INTERESTED PARTIES WILL BE ABLE TO GET THE TENDER OFFER STATEMENT FOR FREE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. IMPROVENET, INC. WILL PROVIDE THE TENDER OFFER STATEMENT TO ITS STOCKHOLDERS WITHOUT CHARGE WHEN AVAILABLE.

About ImproveNet
----------------
ImproveNet Inc., provides residential remodeling solutions for homeowners, professionals and suppliers. ImproveNet's "Find-A-Contractor" service matches homeowners' remodeling needs with local, available pre-screened contractors. Premiere Services include ImproveNet Contracting remodeling, as well as Installed Sales support for retailers. Marketing Services include Smart Leads(TM) direct marketing and online advertising. ImproveNet's website provides more than 60,000 pages of remodeling advice, design ideas, product information, and budgeting tools. For more information, visit www.ImproveNet.com, www.ImproveNetContracting.com or call 800-437-0473.

About eTechLogix, Inc.
----------------------
The founders of eTechLogix, Homayoon Farsi and Naser Ahmad began developing fully integrated business software applications for the building materials industry in 1989. eTechLogix is a privately held company founded in 1994 with 45 employees. eTechLogix is a leading developer and marketer of Enterprise Commerce Management (ECM) software sold under the product trademark of SmartFusion(TM) and eCommerce Gateway(TM) (ECG) to the manufacturing and distribution industries within the $1 trillion a year building materials industry. ETechLogix has recognized the tremendous need within these industries for technology solutions to solve critical business needs that focus on increasing revenue and eliminating inefficiencies in the value chain. The SmartFusion(TM) suite includes a site builder, content builder, configurator, enabler and CRM module. eTechLogix operates from its headquarters facility located in Scottsdale, Arizona, with development offices in India and Dhaka. For more information on eTechLogix, visit TechLogix's web site at www.etechlogix.com or call 1-480-346-0000.


FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED HEREIN, INCLUDING WITHOUT LIMITATION STATEMENTS ABOUT IMPROVENET'S PLANS TO COMPLETE ITS MERGER WITH ETECHLOGIX, THE SUCCESS OF IMPROVENET AND ETECHLOGIX IN COMBINING THEIR OPERATIONS AND OTHER STATEMENTS ADDRESSING THE INTENTIONS, BELIEFS, OBJECTIVES, ESTIMATES OR EXPECTATIONS OF IMPROVENET OR FUTURE RESULTS OR EVENTS CONSTITUTE `FORWARD-LOOKING STATEMENTS' WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN OR UNKNOWN RISKS, INCLUDING, BUT NOT LIMITED TO, IMPROVENET'S ABILITY TO COMPLETE THE CONTEMPLATED MERGER WITH ETECHLOGIX AND MAKE A CONTEMPLATED CASH TENDER OFFER, IMPROVENETS'S ACCUMULATION OF LOSSES AND FAILURE TO ACHIEVE PROFITABILITY, POTENTIAL DIFFICULTIES OF COMBINING AND INTEGRATING THE BUSINESS OF IMPROVENET AND ETECHLOGIX AND THE OTHER FACTORS DISCUSSED IN IMPROVENET'S FILINGS WITH THE SEC. THERE CAN BE NO ASSURANCE THAT THE ACTUAL FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS WILL ACTUALLY OCCUR. INVESTORS ARE ENCOURAGED TO REVIEW IMPROVENET'S FORM 10K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2002 AND JUNE 30, 2002, COMMUNICATIONS REGARDING THE PROPOSED CASH TENDER OFFER FILED WITH THE SEC ON SCHEDULE TO, AND OTHER FEDERAL SECURITIES LAW FILINGS FOR A DESCRIPTION OF IMPORTANT FACTORS THAT MAY AFFECT IMPROVENET'S BUSINESSES, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. THE SAFE HARBORS FOR FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT ARE NOT AVAILABLE FOR STATEMENTS MADE IN CONNECTION WITH A TENDER OFFER.